Exhibit 99.1

Modular Medical Announces 1-for-30 Reverse Stock Split

SAN DIEGO, CA / ACCESSWIRE / March 26, 2026 / Modular Medical, Inc. (“Modular Medical” or the “Company”) (NASDAQ: MODD), an innovative insulin delivery technology company, today announced that it will effect a 1-for-30 reverse stock split of its outstanding common stock. The reverse stock split will become effective at 5:30am ET on March 31, 2026. The common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) under the same symbol “MODD” when the market opens on March 31, 2026, with the new CUSIP number 60785L306.

The reverse stock split was approved by the Company’s shareholders at the Company’s fiscal 2026 Annual Meeting, held on January 23, 2026. The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on Nasdaq. The reverse stock split will reduce the number of outstanding shares of the Company’s common stock from 139,810,797 shares pre-reverse split to approximately 4,660,360 shares post-reverse split.

The number of authorized shares of common stock and the par value per share will remain unchanged. As a result of the reverse stock split, every 30 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of common stock, as applicable. Proportionate voting rights and other rights of such holders will not be affected by the reverse stock split. Holders of fractional shares will be paid cash in lieu of shares.

All equity awards outstanding and common stock reserved for issuance under the Company’s equity incentive plans and warrants outstanding immediately prior to the reverse stock split will be appropriately adjusted by dividing the number of affected shares of common stock by 30 and, as applicable, multiplying the exercise price by 30, as a result of the reverse stock split.

The Company’s transfer agent, Colonial Stock Transfer Co., Inc., is acting as exchange agent for the reverse stock split and will send instructions to shareholders of record regarding the exchange of certificates for common stock for uncertificated shares of common stock. Shareholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split.

Additional information about the reverse stock split can be found in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2026. The Proxy Statement is available at www.sec.gov or at the Company’s website at www.modular-medical.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release, including but not limited to, the timing of the Company’s reverse stock split; successful development of Modular Medical’s proprietary technologies, whether the market will accept Modular Medical’s products and services; anticipated consumer demand for the Company’s products; general economic, and industry or political conditions in the United States or internationally; and the occurrence of future events or circumstances, as well as other risk factors and business considerations described in Modular Medical’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent Modular Medical’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. Modular Medical assumes no obligation to update these forward-looking statements, except as required by law.

About Modular Medical

Modular Medical, Inc. (Nasdaq: MODD) is a development-stage medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the Company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. The Company’s mission is to improve access to the highest standard of glycemic control for people with diabetes taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding Modular Medical, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

Pivot is a trademark of Modular Medical in the United States. All other trademarks mentioned herein are the property of their respective owners.

CONTACT:

Jeb Besser
Chief Executive Officer
Modular Medical, Inc.
+1 (617) 399-1741
IR@modular-medical.com